KPMG LLP
Aon Center
Suite 5500
200 E. Randolph Street
Chicago, IL 60601-6436
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 14, 2023, with respect to the statutory financial statements of
Horace Mann Life Insurance Company, and the related notes (collectively, the financial statements), included herein, and to the reference of our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of the Registration Statement.
/s/ KPMG LLP
Chicago, Illinois
April 28, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

KPMG LLP
Aon Center
Suite 5500
200 E. Randolph Street
Chicago, IL 60601-6436
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 14, 2023, with respect to the financial statements of the sub-accounts that comprise the Horace Mann Life Insurance Company Qualified Group Annuity Separate Account,
and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading “Independent Registered Public Account Firm” in the Statement of Additional Information,
which is part of the Registration Statement.
/s/ KPMG LLP
Chicago, Illinois
April 28, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.